UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2017

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
On February 3, 2017, Horizon Bank, N.A. (“Horizon”), the banking subsidiary of the Registrant Horizon Bancorp, completed its previously announced acquisition of certain assets and liabilities associated with the Bargersville, Indiana, bank branch operated by First Farmers Bank & Trust Company (“First Farmers”), the banking subsidiary of First Farmers Financial Corp., an Indiana corporation headquartered in Converse, Indiana. The acquisition was effected pursuant to a Branch Purchase and Assumption Agreement, dated October 4, 2016. At the close of business on February 3, 2017, First Farmers closed its Bargersville branch. Customers and employees of the former First Farmers Bargersville branch have been transitioned to Horizon’s existing Bargersville branch located at 507 Three Notch Lane, Bargersville, Indiana, in close proximity to the closed branch.
On February 6, 2017, Horizon issued a press release announcing completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued February 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 6, 2017	HORIZON BANCORP

	By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press Release issued February 6, 2017	Attached